EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 29, 2011 relating to the balance sheets of Vanguard Energy Corporation as of September 30, 2011 and 2010 and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 2011 and the period July 19, 2010 (inception) through September 30, 2010.

/s/ Briggs & Veselka Co.

Houston, Texas
October 5, 2012